Exhibit 99.2
Constant Contact Announces CFO Transition
Waltham, Mass. — December 1, 2009 Constant Contact®, Inc. (NasdaqGM: CTCT), a leading provider of email marketing, event marketing and online survey tools, today announced that Steven R. Wasserman has announced his intention to resign as Chief Financial Officer of Constant Contact. Mr. Wasserman will remain in his role to assist the company in the recruitment of his replacement and continue with his day-to-day responsibilities until March 31, 2010, or potentially longer if necessary, to complete the transition process.
Gail Goodman, Chairman, President and CEO said, “Steve is a valued member of the Constant Contact executive team, and he played an instrumental role in building out the company’s top notch finance and accounting organization over the last four years. His efforts contributed to the Company’s successful initial public offering, rapid revenue growth and expanding profitability. We look forward to Steve’s on-going contributions throughout the upcoming transition process and wish him the best of luck in his personal and professional initiatives.”
Steve Wasserman said, “I have greatly enjoyed serving on the executive team of Constant Contact and playing a role in the company’s tremendous success. I will miss working with each member of this terrific team. During my tenure, Constant Contact experienced significant revenue growth and adjusted EBITDA margin expansion. My confidence in the company’s leadership and long-term growth opportunity is as strong now as it ever has been, and I am committed to ensuring a smooth transition process.”
Constant Contact has retained the executive search firm of Heidrick and Struggles in order to find a replacement.
About Constant Contact, Inc.
With more than 300,000 customers, Constant Contact, Inc. is a leading provider of email marketing, event marketing and online survey tools for small businesses, non-profits, and member associations. Founded in 1995, Constant Contact helps small organizations grow stronger customer relationships by delivering professional, low cost, easy-to-use online tools backed with award-winning support, education and personal coaching. Constant Contact is a publicly traded company (NasdaqGM:CTCT) with offices located in Waltham, Mass., Loveland, Colo., and Delray, Fla. To learn more, please visit www.ConstantContact.com or call 781-472-8100.
Constant Contact and the Constant Contact logo are registered trademarks of Constant Contact, Inc. All other company names may be trademarks or service marks of their respective owners.
Cautionary Language Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts, and projections, as well as the beliefs and assumptions of our management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms, and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Constant Contact’s control. Constant Contact’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, the Company’s ability to attract new customers and retain existing customers; the Company’s dependence on the market for email marketing services for small businesses, nonprofits, and associations; general economic conditions and economic conditions specifically affecting the markets in which the Company operates; adverse regulatory or legal developments; the Company’s ability to continue to promote and maintain its brand in a cost-effective manner; the Company’s ability to compete effectively; the continued growth and acceptance of email as a communications tool; the Company’s ability to develop and successfully introduce new products or enhancements to existing products; the Company’s ability to manage growth; the Company’s ability to attract and retain key personnel; the Company’s ability to protect its intellectual property and other proprietary rights; and other risks detailed in Constant Contact’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 filed with the Securities Exchange Commission (“SEC”), as well as other documents that may be filed by the Company from time to time with the SEC. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Constant Contact’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. Constant Contact undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Constant Contact’s views as of any date subsequent to the date of this press release.
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(CTCT-F)
Media Contact:
Christopher Nahil
Constant Contact
(781) 472-8134
cnahil@constantcontact.com
Investor Contact:
Jeremiah Sisitsky
Constant Contact
(339) 222-5740
jsisitsky@constantcontact.com